Exhibit 99.1

Helicos BioSciences Provides Strategic Update

Announces Near-Term System and Diagnostics Initiatives

CAMBRIDGE, Mass., November 9, 2009 — Helicos BioSciences Corporation (NASDAQ: HLCS) today announced in its third quarter Form 10-Q filing that, as previously disclosed, the Company engaged Thomas Weisel Partners LLC (TWP), a nationally recognized investment bank, to assist the Company with its evaluation and execution of strategic alternatives.  Based on the Company’s improving standalone prospects and its current market valuation, the Board of Directors has decided to disengage from discussions involving a potential sale of the Company at the current time.  The Company continues to work with TWP as a financial advisor in connection with its long term financing strategy.

Chief Executive Officer Ron Lowy commented: “We have had very positive feedback from our initial customers.  In addition, we are seeing a growing number of novel discoveries resulting from the Helicos® Genetic Analysis System’s unique capabilities and have seen an increased interest in clinical applications for which the Helicos system is uniquely suited.  Not only do we have a significant lead in single molecule sequencing, but we also have established a first-mover advantage in diagnostics and biomarker discovery using single molecule sequencing technology.  Our recent strategic dialogues have confirmed this.”

Founder and Chairman Stan Lapidus, who also founded Cytyc Corporation and Exact Sciences Corporation, both of which were pioneers in the diagnostics space, will be giving an on-line symposium in the upcoming weeks on the future of sequencing in diagnostics. The Company will announce the date and time of this presentation which will be available on the Company’s website (www.helicosbio.com).  In September, Helicos announced its collaboration with Correlagen Diagnostics, Inc., a private company focused on developing biomarker and clinical diagnostic applications in multiple disease areas, including neurology, cardiology, immunology and metabolic disorders.  Mr. Lapidus noted that, “Biomarker discovery and clinical utilization of single molecule sequencing is developing much faster than we had anticipated; the existing Helicos system, with its simple sample preparation, high throughput and lack of biases, typically seen with sample amplification, is well designed for this purpose.”

In addition, the Company today announced that it has begun a series of planned developments for the Helicos® Genetic Analysis System.  Mr. Lowy explained, “Now that the Helicos system has achieved a level of design and performance stability, we believe the cost of goods for the current Helicos system will be decreased through a series of meaningful cost reductions targeted at key system components.  As we improve our cost of goods through these initiatives in the near-term and through the next twelve months, we will have the flexibility to address the initial cost of the platform for our customers.  We also plan on introducing a series of alternative reagent kits for the Helicos system that are designed to provide customer flexibility, allow smaller numbers of samples and reduce the current runtime of the equipment by up to 70%.  Helicos plans to start introducing these kits during the first half of 2010 for both our current and future installed base with no required changes to the system hardware.”

“We currently estimate that with the improvements already incorporated in the System and several planned improvements to come, the price for sequencing a human genome using the Helicos system will be reduced by more than half its current level.”  Lowy added that: “We believe Helicos is at a critical value inflection point and that our first-mover advantage is meaningful.  Our discussions with current customers and prospective strategic partners confirm this view.”

About Helicos BioSciences:

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMS(TM), technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of two $1,000 genome grants and committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800. For more information, please visit www.helicosbio.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, management’s expectations of financial performance, expectations regarding the prospective value of the commercial, system performance and technical and scientific achievements and goals discussed in this press release, estimates of expenses and future revenues and profitability, product development and marketing plans, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to sustain and scale our manufacturing capabilities and the commercialization process for the Helicos® Genetic Analysis System; our history of operating losses and ability to achieve profitability; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our Helicos® Genetic Analysis System; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our Helicos® Genetic Analysis System; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our growth while operating with limited resources; our ability to control our operating expenses; general economic and business conditions; our expectations regarding the timing of cash receipts from previous system orders; the scientific and commercial outcome of our placement installations at reference sites; our expectations regarding the timing and success of the introduction of our paired-read technology to customers; our expectations regarding the utility of single molecule sequencing in the diagnostics space; the outcome of our planned developments for the Helicos system and kits and ability to achieve the system cost reductions and kit introductions discussed in this press release; the outcome of our pursuit of financing strategies and other financing alternatives; our ability to obtain capital when desired on terms deemed acceptable to us; and the volatility of the market price of our common stock. The Company’s failure to raise capital as and when needed would have a material negative impact on its financial condition and would have a material adverse impact on the viability of the Company as a going concern. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

SOURCE: Helicos BioSciences Corporation

Investor Relations:
Helicos BioSciences Corporation
Susan Shepard, 617-264-1850

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